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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "EXPERTS" in the Prospectus and to the use of our reports dated August 6, 1999, February 22, 2000 and January 14, 2000 with respect to Alliance Bond Fund - U.S. Government Portfolio, Alliance Mortgage Securities Income Fund and Alliance Limited Maturity Government Fund, respectively, which are incorporated by reference, in this Registration Statement on Form N-14 of Alliance Bond Fund - U.S. Government Portfolio.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
August 15, 2000




































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